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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): December 31, 2007
                                                  -----------------

                           MAGNUM D'OR RESOURCES, INC.
             (Exact name of registrant as specified in its Charter)

           Nevada                         0-31849                98-0215222
           ------                         -------                ----------
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                  File No.)            Identification No.)

           1326 S.E. 17th Street, #513, Ft. Lauderdale, Florida 33316
           ----------------------------------------------------------
                    (Address of principal executive offices)

                                 (305) 420-6563
              (Registrant's telephone number, including area code)


                                      N/A
         (Former Name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))


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Section 1 - Registrant's Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

Magnum d'Or Resources, Inc. (the "Company") entered into an "Exclusive Licensing Agreement" with Spreelast A.G. (hereinafter called "Spreelast") on December 21, 2007. Under this agreement, the Company will have the exclusive right to utilize present and future patents and trade secrets developed and utilized by Spreelast in the United States, Canada and China. "Exclusive Licensing Agreement" involves the techniques to produce thermoplastic elastomer (TPE) resembling Elastomeric
Alloys: EA production through the use of old and waste rubber powder using a dynamically stabilized melt-mix process.

Item 1.02 Termination of a Material Definitive Agreement

Magnum d'Or Resources, Inc. (the "Company") has terminated its previously announced Stock Purchase Agreement dated June 3, 2007 (the "Agreement") with the shareholders of Terra Elatomer S.L. ("Terra"). Consequently, the Company has cancelled the exchange of 63,200,000 shares of the Company's common stock for the purchase of Terra along with various other obligations affiliated with the Merger. This was done to allow for a new agreement that was mutually beneficial to both parties and substantially easier to integrate due to the complexities of multinational entities and obligations.

Section 9, and Item 9.01 - Financial Statements and Exhibits

99.1   Exclusive License Agreement with Spreelast A.G.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

                                                    MAGNUM D'OR RESOURCES INC.
                                                    (Registrant)


Date: December 31, 2007                             By:  /s/ Chad Curtis
                                                         -----------------------

                                                         Chad Curtis
                                                         Chief Executive Officer